                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report: February 27, 2001

                             VISUAL DATA CORPORATION
             (Exact name of registrant as specified in its charter)

  FLORIDA                          000-22849                      65-0420146
(State or other                  (Commission                     (IRS Employer
jurisdiction of                  File Number)                    Identification
incorporation)                                                   Number)

                              1291 S.W. 29th Avenue
                          Pompano Beach, Florida 33068
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: (954) 917-6655 not applicable
          (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets

         On February 27, 2001, Visual Data Corporation, Inc. (the "Company") consummated the acquisition of SportSoft Golf, Inc. ("SSG"), a Delaware corporation. Completion of the transaction was previously disclosed in the Company's Current Report on Form 8-K, filed March 7, 2001. The purpose of this filing is to amend that Current Report on Form 8-K by filing certain financial statements and Pro forma financial information required by Regulation S-X and identified in Item 7 below.


ITEM 7:  Financial Statements, Pro Forma Financial Statements and Exhibits


                  Financial Statements:

                  (a) Financial Statements of SportSoft Golf, Inc. for the period specified by Rule 3-05(b) of Regulation S-X.

                  (b)      Pro Forma Financial Information required pursuant to
                  Article 11 of Regulation S-X.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

FINANCIAL STATEMENTS
AS OF DECEMBER 31, 1999 and 2000
TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of SportSoft Golf, LLC:

We have audited the accompanying consolidated balance sheet of SportSoft Golf, LLC (a New Jersey limited liability corporation) and subsidiary as of December 31, 1999, and the related consolidated statements of operations, members' equity and cash flows for the period from inception (June 4, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SportSoft Golf, LLC and subsidiary as of December 31, 1999 and the results of their operations and their cash flows for the period from inception (June 4, 1999) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.


Arthur Andersen LLP


Roseland, New Jersey
         March 1, 2000 (except with respect to the matter discussed in Note 7 as to which the date is February 27, 2001).

SPORTSOFT GOLF, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

                                                                                             December 31,
                                                                                     1999                  2000
                                 ASSETS                                                                 (unaudited)

CURRENT ASSETS:
    Cash and cash equivalents                                                     $ 1,330,205           $    76,859
    Accounts receivable, less allowance for doubtful accounts of                      209,989               174,072
       $33,000 and $75,798 (unaudited)
    Prepaid expenses and other current assets                                         278,873               653,366
                                                                                  -----------           -----------
                 Total current assets                                               1,819,067               904,297

FIXED ASSETS, net of accumulated depreciation of $15,498 and $139,081                 430,916               527,210
    (unaudited)

DEFERRED MARKETING COSTS                                                              577,314               970,038

MEMBERSHIP LISTS, net of accumulated amortization of $16,284 and $69,691              711,938               658,531
    (unaudited)

GOODWILL, net of accumulated amortization of $68,549 and $551,913                   2,076,121             1,938,060
    (unaudited)

OTHER ASSETS                                                                               --                 2,831
                                                                                  -----------           -----------
                 Total assets                                                     $ 5,615,356           $ 5,000,967
                                                                                  ===========           ===========

                    LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                              $   481,683           $ 1,109,912
    Loan from members                                                                 577,500                    --
    Due to affiliate                                                                   31,067                 3,276
    Notes payable                                                                      40,600                    --
    Deferred revenue                                                                  182,049               778,293
    Accrued expenses                                                                1,164,380               770,230
                                                                                  -----------           -----------
                 Total current liabilities                                          2,477,279             2,661,711

DEFERRED REVENUE                                                                       51,463               838,786

DUE TO RELATED PARTY                                                                  154,240             1,068,045


Common Stock, par value $.00001, 50,000,000 shares authorized, 0 and 17,406,735
    (unaudited) shares issued and outstanding                                              --                   174

Additional Paid in Capital                                                                 --             7,183,710

Unearned Compensation                                                                      --              (277,915)

Members' Equity                                                                     4,820,416                    --

Accumulated Deficit                                                                (1,888,042)           (6,473,544)
                                                                                  -----------           -----------
                 Total liabilities and members' equity                            $ 5,615,356           $ 5,000,967
                                                                                  ===========           ===========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                               Inception (June
                                                                                 4, 1999)  to            Year ended
                                                                                 December 31,            December 31,
                                                                                      1999                  2000
                                                                                                        (Unaudited)

NET REVENUES                                                                      $    231,137          $  2,767,968

COST OF REVENUES                                                                        77,182             1,837,566

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                         2,014,165             5,488,361
                                                                                  ------------          ------------
                 Loss from operations                                               (1,860,210)           (4,557,959)

OTHER INCOME                                                                                --                 1,076

INTEREST EXPENSE, net                                                                  (27,832)              (28,619)
                                                                                  ------------          ------------
                 Net loss                                                         $ (1,888,042)         $ (4,585,502)
                                                                                  ============          ============

The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
(Information related to the year ended December 31, 2000 is unaudited)

                                       Common       Common                                                                 Total
                                       Stock        Stock                     Unearned      Membership    Accumulated     Members'
                                       Shares       Amount          APIC    Compensation    Interests       Deficit       Equity
                                    -----------   -----------    ---------- ------------   -----------    -----------   -----------

BALANCE AT INCEPTION (June 4, 1999) $        --   $              $       --   $      --    $        --    $        --   $        --
                                             --            --            --          --
  Sale of membership interests               --            --            --          --      3,623,752             --     3,623,752
  Issuance of membership
     interests in connection
     with acquisitions                       --            --            --          --      1,166,664             --     1,166,664
  Issuance of profit interests in
     connection with financings              --            --            --          --         30,000             --        30,000
  Net loss                                                                                          --     (1,888,042)   (1,888,042)
                                    -----------   -----------    ----------   ---------    -----------    -----------   -----------
  BALANCE AT
      DECEMBER 31, 1999                      --            --            --          --      4,820,416     (1,888,042)    2,932,374
                                             --            --            --          --             --             --            --
  Sale of membership interests               --            --            --          --        766,804             --       766,804
  Conversion of loan                         --            --            --          --        164,525             --       164,525
  Issuance of membership
     interests in connection
     with acquisitions                       --            --            --          --        345,000             --       345,000
  Conversion to a "C"
     Corporation                     15,570,735           156     6,096,589          --     (6,096,745)            --            --
  Conversion of loan                    936,000             9       599,991          --             --             --       600,000
  Stock granted to employees            900,000             9       120,775          --             --             --       120,784
  Issuance of Stock Options                  --            --       366,355    (277,915)            --             --        88,440
  Net loss                                   --            --            --          --             --     (4,585,502)   (4,585,502)
                                    -----------   -----------    ----------   ---------    -----------    -----------   -----------

BALANCE AT DECEMBER 31, 2000         17,406,735   $       174    $7,183,710   $(277,915)   $        --    $(6,473,544)  $   432,425
                                    ===========   ===========    ==========   =========    ===========    ===========   ===========


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Inception (June
                                                                                   4, 1999) to           Year ended
                                                                                  December 31,          December 31,
                                                                                      1999                  2000
                                                                                                         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                      $ (1,888,042)         $ (4,585,502)
    Adjustments to reconcile net loss to net cash used in operating activities-
       Provision for bad debts                                                          33,000                42,798
       Depreciation and amortization                                                   189,080               660,354
       Non-cash interest expense                                                         7,500                32,537
       Stock granted to employees                                                           --               120,784
       Amortization of ITM stock options                                                    --                88,440
       Increase in accounts receivable                                                (182,989)               (6,881)
       Increase in prepaid expenses and other current assets                          (276,599)             (374,493)
       Increase in other assets                                                         (1,763)               (2,831)
       Increase in accounts payable                                                    301,000               628,229
       Increase in deferred revenue                                                    233,512             1,383,567
       Increase(decrease) in accrued expenses                                          231,457              (394,151)
                                                                                  ------------          ------------
                 Net cash used in operating activities                              (1,353,844)           (2,407,149)
                                                                                  ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                              (281,570)             (231,099)
    Sale of assets                                                                          --                11,222
    Deferred marketing costs                                                          (667,308)             (392,724)
    Purchase of businesses, net of cash acquired                                      (370,552)                   --
                                                                                  ------------          ------------
                 Net cash used in investing activities                              (1,319,430)             (612,601)
                                                                                  ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of member interests                                       3,623,752               766,804
    Borrowings from members                                                            600,000                    --
    Borrowings from affiliates                                                          31,067             1,067,991
    Repayments to affiliates                                                                --               (27,791)
    Repayments of notes payables                                                      (251,340)              (40,600)
                                                                                  ------------          ------------
                 Net cash provided by financing activities                           4,003,479             1,766,404
                                                                                  ------------          ------------
                 Net increase(decrease) in cash                                      1,330,205            (1,253,346)

CASH AT BEGINNING OF PERIOD                                                                 --             1,330,205
                                                                                  ------------          ------------

CASH AT END OF PERIOD                                                             $  1,330,205          $     76,859
                                                                                  ============          ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
    Issuance of profit interests in connection with financings                    $     30,000          $         --
    Issuance of membership interests in connection with acquisitions                 1,166,666               345,000
    Conversion of loans to equity                                                           --               764,525
    ITM options granted to employees                                                        --               366,355
                                                                                  ------------          ------------
                                                                                  $  1,196,666          $  1,475,880
                                                                                  ============          ============


The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)


1.   ORGANIZATION, NATURE OF BUSINESS AND SUMMARY
     OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

SportSoft Golf, LLC and subsidiary (the "Company") is an internet service provider that maintains an interactive and content rich web site for the golfing community. The Company also publishes a golf magazine for its membership. The Company was formed on June 4, 1999 in the state of Delaware as a limited liability company ("LLC").

The Company is subject to all of the many risks inherent in establishing a new enterprise, including changing technologies, competition from companies offering the same or similar products and services, managing growth and lack of financial resources. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operations.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of SportSoft Golf, LLC and subsidiary. All material intercompany transactions have been eliminated.

All historical share data of the Company's common stock for all periods included in the consolidated financial statements and notes thereto have been retroactively adjusted for the three-for-one stock split which occurred in fiscal year 2000.

On April 24, 2000, the Company converted from a limited liability company to a C-Corporation. The Company authorized 50,000,000 shares of common stock, par value of $.00001, and 10,000,000 shares of Blank Check Preferred Stock, par value of $.00001.

In the opinion of management, the unaudited consolidated financial statements contain all material adjustments, consisting of only normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company as of December 31, 2000, and the consolidated results of operations and cash flows for the year ended December 31, 2000. No income tax benefit has been recorded in the accompanying unaudited consolidated statement of operations from April 24, 2000, the date which the Company became a C Corporation, through December 31, 2000, as it is more likely than not that the deferred tax assets relating to net operating losses will not be realized. Accordingly, the Company has provided a valuation allowance on its deferred tax assets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)

Revenue Recognition

The Company generates its revenues primarily from membership dues and advertising. Membership revenue represents dues paid for membership to the Golf Society of the U.S. which provides members with bi-monthly publication, player magazine plus on-line discounts for travel, proshop, handicap and game analysis. Revenues are recognized ratably over the life of the membership.

Advertising revenue, derived from the sale of sponsorship, banner email and other advertisements is recognized ratably in the period the advertising is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of a minimum number of "impressions" or times that an advertisement is viewed by users of the Company's web site. Such amounts are recognized as revenue in the month earned.

Deferred revenue primarily represents membership dues that have been received but not earned.

Cash and Cash Equivalents

The Company considers all short-term marketable securities with a maturity of three months or less from the date of purchase to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets (3 years for leasehold improvements and 5 years for all others).

Intangible Assets

Intangible assets are amortized over the estimated useful life of three to ten years. Membership lists and goodwill are summarized as follows as of:

                                                               December 31, 1999    December 31, 2000
                                                                                       (Unaudited)
         Membership lists                                        $    728,222          $    728,222
         Goodwill                                                   2,144,670             2,489,973
                                                                 ------------          ------------
                                                                    2,872,892             3,218,195
         Less- Accumulated amortization                               (84,833)             (621,604)
                                                                 ------------          ------------
                                                                 $  2,788,059          $  2,596,591
                                                                 ============          ============

Accounting for Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and circumstances indicate the remaining balance may not be recoverable. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. The Company does not believe that any such events or changes in circumstances have occurred.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)

Income Taxes

The Company was organized on June 4, 1999 as a limited liability company for Federal and state income tax purposes. Accordingly, the Company is treated as a partnership and the net losses of the Company are included in the individual tax returns of the members.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term maturity of these instruments. The carrying amounts of outstanding borrowings approximate fair value.

Concentrations and Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains cash with certain financial institutions. The Company performs periodic evaluations of the relative credit standing of these institutions. The Company's clients are primarily concentrated in the United States. The Company does not require collateral from its customers, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

Deferred Marketing Costs

Deferred marketing costs relating to direct response marketing are capitalized when incurred and expensed consistently along with the recognition of revenues directly generated from the marketing activities.

Advertising Costs

Advertising costs are expensed as incurred. The Company expenses the production costs of advertising the first time the advertising takes place. For the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000 the advertising costs were $105,936 and $160,726, respectively.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)

2.   ACQUISITIONS

On August 1, 1999, the Company acquired all the ownership interest of Adorney Tallman, LLC, (ATLLC) an agency selling advertising in golf publications for 100,000 membership interests. The acquisition was accounted for using the purchase method of accounting. The excess purchase price over net tangible assets acquired was $196,073.

Upon consummation of the acquisition, the Company entered into employment agreements with the former principals of ATLLC and, to the extent they are still employed by the Company, they will receive 100,000 membership interests on each anniversary date of the acquisition for three years. During fiscal year 2000, the Company granted 900,000 shares of common stock in full satisfaction of the obligation under these employment agreements.

On September 1, 1999, the Company acquired certain assets and liabilities of the Golf Society of the United States, L.L.C. (GSUS), a golf society membership business and publisher of "Player" magazine The acquisition was accounted for using the purchase method of accounting. As consideration for the net assets acquired, the Company paid $500,000 cash, issued a note payable in the amount of $250,000 due 90 days after the acquisition, and issued 100,000 membership interests. The Company assumed liabilities of approximately $990,000 representing the costs to provide services to the current members of the society and $108,000 representing the cost to provide services to members who joined or renewed their subscriptions subsequent to the acquisition date but whose revenues were retained by the seller subject to a formula defined in the acquisition agreement. Such amounts, net of subsequent costs incurred, are included in accrued expenses as of December 31, 1999. The excess purchase price over the net assets acquired of $1,835,048 has been allocated to customer lists ($710,000) and goodwill ($1,125,048) and is being amortized over 10 years.

On December 1, 1999, the Company acquired all the outstanding stock of Links Worldwide, Inc.(Links), a retailer of golf equipment and accessories through the internet. The acquisition was accounted using the purchase method of accounting. As consideration for the assets acquired (approximately $13,400) and liabilities assumed (approximately $54,950), the Company issued 333,333 membership interests. The excess purchase prices over net assets acquired of $741,771 has been allocated to customer lists ($18,222) and goodwill ($723,549), and is being amortized over three years.

Effective December 1, 1999, the Company acquired certain assets of Fantasy Golf, Inc. for 100,000 membership interests. The acquisition was accounted for using the purchase method of accounting. The excess purchase price over net tangible assets acquired was $100,000 and has been allocated to goodwill. Such amount is being amortized over three years. In addition, the Company issued 37,500 interest options, payable either in interest or cash in lieu of a prescribed bonus at the choice of the grantee. During fiscal year 2000, the interest options were cancelled.

On April 20, 2000, the Company acquired all of the outstanding membership interests of 3 Wedge LLC in exchange for 345,000 membership interests of the Company. The purchase price in excess of the net assets acquired are recorded as goodwill in the amount of $345,303. The goodwill is being amortized over three years.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)


3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of:

                                                                             December 31, 1999     December 31, 2000
                                                                                                      (Unaudited)

          Computer equipment                                                    $   325,467           $   376,463
          Furniture and fixtures                                                    109,746               254,647
          Leasehold improvements                                                     11,201                35,181
                                                                                -----------           -----------
          Less- Accumulated depreciation and amortization                           446,414               666,291
          Property and equipment, net                                               (15,498)             (139,081)
                                                                                -----------           -----------
                                                                                $   430,916           $   527,210
                                                                                ===========           ===========

Depreciation expense was $15,498 and $123,583 for the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000, respectively.

4.   DEBT

On September 1, 1999, the Company borrowed $600,000 from certain officers. The notes were originally due on December 31, 1999 and accrued interest at 10% per annum. On November 23, 1999, the due dates were extended to December 30, 2000 and effective December 31, 1999, the interest rate was increased to 12%. The notes are collateralized by a lien on all corporate assets. In connection with the issuance of the original notes and the extension of the due date the Company issued the officers 240,000 and 60,000 profit interests, respectively, valued at $24,000 and $6,000, respectively. During fiscal year 2000, the Company converted the $600,000 loans into 936,000 shares of common stock.

In connection with the acquisition of Links, the Company assumed various notes payable to individuals totaling $41,940. The notes bear interest at rates ranging from 9% to 15%. Subsequent to December 31, 1999, three of the four notes were paid.

Due to affiliate represents amounts due to a related company for the transfer of computer equipment at book value to the Company. During fiscal year 2000, the due to affiliate of approximately $154,000 plus accrued interest of approximately $10,000 was converted into 54,840 membership interests. As of December 31, 2000, due to related party primarily consists of amounts advanced from Visual Data Corporation ("VDC") to fund operations. See footnote 7 for further discussion of the VDC acquisition of the Company.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)


5.   COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company is committed under operating leases, principally for office space and equipment. Rent expense was $44,000 and $236,000 for the period from inception (June 4, 1999) to December 31, 1999 and the year ended December 31, 2000, respectively. Future minimum base rents under terms of noncancellable operating leases are as follows for the years ended December 31-

       2000                                                          $   208,000
       2001                                                              246,000
       2002                                                              242,000
       2003                                                              190,000
       2004                                                              195,000
       Thereafter                                                         82,000
                                                                  --------------
       Total                                                         $ 1,163,000
                                                                  ==============

Employment Agreements

The Company has employment agreements with certain officers. The agreements provide for payments of approximately $465,000 per year through December 31, 2002.

6.   STOCK OPTIONS

On June 7, 2000, the Company adopted the SportSoft Golf, Inc. 2000 Stock Option Plan to provide for grants of options to purchase shares of common stock to employees, non-employee directors and independent contractors of the Company who are eligible to participate in the Plan. The Company has reserved 3,000,000 shares for grant.

The Company uses Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for employee stock options. During the year ended, the Company granted 1,254,368 stock options. Such options were granted at a weighted average exercise price of $0.71 per share. Such exercise prices were in excess of the fair value of common stock at the date of the grant and accordingly, $88,440 was recorded as compensation expense during the year ended December 31, 2000. As of December 31, 2000, $277,915 is reflected as unearned compensation in the accompanying balance sheet representing the remaining amount to be expensed over the remaining vesting period of the options of two years.

7.   SUBSEQUENT EVENTS

Effective December 22, 2000, the Company entered into a definitive management and merger agreement with Visual Data Corporation. The Company has been operating under the terms of a Management agreement as of that date, whereby Visual Data Corporation managed the day to day operations. The Company's shareholders exchanged all the outstanding shares of common stock of the Company for common stock in Visual Data Corporation on February 27, 2001.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


     VISUAL DATA CORPORATION AND SPORTSOFT GOLF, LLC AND SUBSIDIARIES

         The following Unaudited Condensed Consolidated Balance Sheet presents the pro forma financial position of the Company as of December 31, 2000 as if the acquisition of SportSoft Golf, LLC and subsidiaries ("SportsSoft"), which the Company acquired in February 2001, had been consummated as of December 31, 2000.

         The following Unaudited Condensed Consolidated Pro Forma Statements of Operations for the three months ended December 31, 2000 and for the year ended September 30, 2000 present the pro forma results of operations of the Company as if the acquisition of SportSoft, which was acquired in February 2001, had been consummated as of the beginning of the periods presented.

         The unaudited pro forma net loss per share is based on the combined weighted average number of shares of common stock, which include the shares issued in connection with the acquisition of SportSoft. Since the effect of common stock equivalents was anti-dillutive, all such equivalents are excluded from the calculation of pro forma net loss per share.

         These Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated financial statements and notes thereto of the Company and SportSoft. These Unaudited Condensed Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisition of SportSoft has been accounted for under the purchase method of accounting. Accordingly, the Unaudited Condensed Consolidated Pro Forma Financial Statements reflect the Company's preliminary allocation of the purchase price of such acquisition which will be subject to further adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The unaudited condensed consolidated pro forma results of operations do not necessarily reflect actual results which would have occurred if the acquisition had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

        VISUAL DATA CORPORATION AND SPORTSOFT GOLF, LLC AND SUBSIDIARIES

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2000
                      (In thousands, except per share data)

                                                                                      Pro Forma
                                              Visual Data          SportSoft         Adjustments             Combined
                                              -----------          ---------         -----------            -----------

Revenue                                       $     1,700          $     705          $       0             $     2,405
Expenses:
  Cost of operations                                1,415                368                  0                   1,783
  Selling, general and administrative               2,622              1,387                (35)(a)               3,974
Other income (expense):
  Interest income                                      44                  3                  0                      47
  Interest (expense)                                 (339)               (10)                 0                    (349)
  Other income                                         17                  3                  0                      20
                                              -----------          ---------          ---------             -----------
                                                    4,315              1,759                (35)                  6,039
                                              -----------          ---------          ---------             -----------

Net loss                                      $    (2,615)         $  (1,054)         $      35             $    (3,634)
                                              ===========          =========          =========             ===========

Loss per share                                $      (.31)                                                   $     (.36)
                                              ===========                                                   ===========
Weighted average shares outstanding             8,453,358                                                    10,139,803 (b)
                                              ===========                                                   ===========


        The accompanying notes are an integral part of these statements.

SPORTSOFT GOLF, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information related to the year ended December 31, 2000 is unaudited)


        VISUAL DATA CORPORATION AND SPORTSOFT GOLF, LLC AND SUBSIDIARIES

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2000
                      (In thousands, except per share data)

                                                                                                  Pro Forma
                                                           Visual Data        SportSoft           Adjustments          Combined
                                                           -----------        ---------         -------------        -----------
Revenue                                                    $     5,868        $   2,259         $          0         $     8,127
Expenses:
  Cost of operations                                             7,024            1,864                    0               8,888
  Selling, general and administrative                           11,387            5,337                  (26)(a)          16,698
Other income (expense):
  Interest income                                                  568               27                    0                 595
  Interest (expense)                                              (129)             (72)                   0                (201)
  Other income (expense)                                           702               (3)                   0                 699
                                                           -----------        ---------         ------------         -----------
                                                                17,270            7,249                  (26)             24,493
                                                           -----------        ---------         ------------         -----------

Net loss                                                   $   (11,402)       $  (4,990)        $         26         $   (16,366)
                                                           ===========        =========        =============         ===========

Loss per share                                             $     (1.35)                                              $     (1.62)
                                                           ===========                                               ===========
  Weighted average shares outstanding
                                                             8,446,724                                                10,133,169 (b)
                                                           ===========                                               ===========

        The accompanying notes are an integral part of these statements.

SPORTSOFT GOLF, LLC AND SUBSIDIARY


        VISUAL DATA CORPORATION AND SPORTSOFT GOLF, LLC AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                                 (In thousands)

                                                                                                 Pro Forma
                                                          Visual Data         SportSoft         Adjustments            Combined
                                                          -----------         ---------         -----------            ---------

ASSETS

Cash                                                       $   2,917          $      77          $       0             $   2,994
Restricted cash                                                  322                  0                  0                   322
Accounts receivable, net                                       1,701                174                  0                 1,875
Prepaid expenses and other current assets                      1,414                653                  0                 2,067
                                                           ---------          ---------          ---------             ---------
       Total current assets                                    6,354                904                  0                 7,258

Fixed assets, net                                              3,511                527                  0                 4,038
Deferred marketing costs                                           0                970               (970)(c)                 0
Membership lists, net                                              0                659                  0                   659
Goodwill, net                                                    537              1,938              1,894 (d)             4,369
Other assets                                                   1,194                  3             (1,068)(e)               129
                                                           ---------          ---------          ---------             ---------
Total Assets                                               $  11,596          $   5,001          $    (144)            $  16,453
                                                           =========          =========          =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                      $   1,877          $   1,212          $       0             $   3,089
Current portion of capital leases                                  2                  0                  0                     2
Current portion of mortgage notes payable                         45                  0                  0                    45
Notes payable - 6% convertible debentures                      2,048                  0                  0                 2,048
Warrants - 6% convertible debentures                              76                  0                  0                    76
Membership fulfillment                                             0                668                655 (f)             1,323
Deferred revenue                                                 461                778               (778)(g)               461
Notes payable - related party                                    125                  3                  0                   128
                                                           ---------          ---------          ---------             ---------
       Total current liabilities                               4,634              2,661               (123)                7,172

Due to affiliate                                                   0              1,068             (1,068)(e)                 0
Deferred reveue                                                    0                839               (839)(g)                 0
Mortgage notes payable, net
    of current portion                                           837                  0                  0                   837

Common stock                                                       1                  0                 (0)(h, i)              1
Additional paid in capital                                    36,910              7,184             (4,865)(h, i)         39,229
Unearned compensation                                              0               (278)               278 (h)                 0
Accumulated deficit                                          (30,786)            (6,473)             6,473 (h)           (30,786)
                                                           ---------          ---------          ---------             ---------
Total Liabilities and
    Stockholders' Equity                                   $  11,596          $   5,001          $    (144)            $  16,453
                                                           =========          =========          =========             =========



SPORTSOFT GOLF, LLC AND SUBSIDIARY

        VISUAL DATA CORPORATION AND SPORTSOFT GOLF, LLC AND SUBSIDIARIES
                    NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

(a) Represents an adjustment to record the amortization, on a straight-line basis, of the intangible assets resulting from the preliminary purchase price allocation of SportSoft, net of the elimination of SportSoft's previously recorded amortization for the respective periods. Intangible assets resulting from this purchase are being amortized over a 10 year life which approximates the estimated useful life.
(b) Includes the weighted average effect of shares issued in the acquisition.
(c)      Represents the write-off of deferred marketing in purchase accounting.
(d) Represents the write-off of net goodwill reflected on the balance sheet of SportSoft prior to the acquisition by Visual Data, as well as the Goodwill that resulted from the Visual Data transaction ($3,832,548).
(e)      Elimination of intercompany payable/receivable.
(f) Record additional liability as of December 31, 2000 for membership fulfillment.
(g)      Represents the write-off of deferred revenue in purchase accounting.
(h)      Eliminate SportSoft equity as of December 31, 2000.
(i)      Issuance of 1,686,445 shares of Visual Data stock as of December 31,
         2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2001                        By: /s/ Randy S. Selman
                                               ---------------------------------
                                               Randy S. Selman, President